Exhibit 99.1

Systron Donner Inertial, Inc.

INDEX TO FINANCIAL STATEMENTS

For the Year Ended December 31, 2018

Report of Independent Auditors

The Board of Directors
EMCORE Corporation

We have audited the accompanying financial statements of Systron Donner Inertial, Inc., which comprise the balance sheet as of December 31, 2018, and the related statements of operations, changes in shareholders’ equity and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Systron Donner Inertial, Inc. at December 31, 2018, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Los Angeles, CA
August 23, 2019

Systron Donner Inertial, Inc.

Statement of Operations

Year Ended December 31, 2018

(in thousands)

Year Ended December 31, 2018
Revenue	$27,047
Cost of revenue	20,588
Gross profit	6,459
Operating expense:
Selling, general, and administrative	5,389
Research and development	4,988
Total operating expense	10,377
Operating loss	(3,918)
Other expense:
Interest expense, net	(12)
Total other expense	(12)
Loss from operations before income tax expense	(3,930)
Income tax expense	—
Net loss	$(3,930)

The accompanying notes are an integral part of these financial statements.

Systron Donner Inertial, Inc.

Balance Sheet

As of December 31, 2018

(in thousands, except for shares of Common Stock and per share amounts)

As of
December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$3,407
Accounts receivable, net of allowance of $273	4,777
Inventory	8,376
Prepaid expenses and other current assets	657
Total current assets	17,217
Property, plant, and equipment, net	6,980
Total assets	$24,197
LIABILITIES and SHAREHOLDER’S EQUITY
Current liabilities:
Accounts payable	$1,240
Accrued expenses and other current liabilities	3,529
Total current liabilities	4,769
Customer advance payment	311
Other long-term liabilities	24
Total liabilities	5,104
Commitments and contingencies
Shareholder’s equity:
Common stock, $0.01 par value, 5,000 shares authorized; 1 share issued and outstanding as of December 31, 2018
Additional Paid-In-Capital	12,500
Retained earnings	6,593
Total shareholder’s equity	19,093
Total liabilities and shareholder’s equity	$24,197

The accompanying notes are an integral part of these financial statements.

Systron Donner Inertial, Inc.

Statement of Shareholder’s Equity

Year Ended December 31, 2018

(in thousands, except for Shares of Common Stock)

	Shares of Common Stock	Value of Common Stock	Additional Paid-In-Capital	Retained Earnings	Total Shareholder’s Equity
Balance as of December 31, 2017	1	$—	$12,500	$10,523	$23,023
Net loss	—	—	—	(3,930)	(3,930)
Balance as of December 31, 2018	1	$—	$12,500	$6,593	$19,093

The accompanying notes are an integral part of these financial statements.

Systron Donner Inertial, Inc.

Statement of Cash Flows

Year Ended December 31, 2018

(in thousands)

Year Ended December 31, 2018
Cash flows from operating activities:
Net loss	$(3,930)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	1,031
Provision adjustments related to doubtful accounts	64
Net gain on disposal of equipment	(4)
Total non-cash adjustments	1,091
Changes in operating assets and liabilities:
Accounts receivable	567
Inventory	(219)
Other assets	(228)
Accounts payable	(1,111)
Accrued expenses and other current liabilities	948
Total change in operating assets and liabilities	(43)
Net cash used in operating activities	(2,882)
Cash flows from investing activities:
Purchase of equipment	(169)
Proceeds from disposal of equipment	3
Net cash used in investing activities	(166)
Cash flows from financing activities:
Net decrease in cash	(3,048)
Cash at beginning of period	6,455
Cash at end of period	$3,407
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$13
Cash paid during the period for income taxes	$5

The accompanying notes are an integral part of these financial statements.

Systron Donner Inertial, Inc.

Notes to our Financial Statements

NOTE 1.                                  Description of Business

Business Overview

Systron Donner Inertial, Inc. (referred to herein, together with its subsidiaries, as the “Company,” “we,” “our,” or “SDI”) was established in 2015 as a Delaware corporation. SDI is a navigation systems provider with a scalable, chip-based platform for higher volume gyro applications utilizing Quartz MEMS technology. SDI is located in Concord, California.

Basis of Presentation

The accompanying financial statements are prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP”). Through the year ended December 31, 2018, SDI was a wholly-owned subsidiary of Carros Sensors Topco Limited.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. For the year ended December 31, 2018, the Company reported a net loss of $(3,930) and net cash used in operating activities of $(2,882). Management has evaluated these conditions and determined that they do not raise substantial doubt about the Company’s ability to continue as a going concern for at least one year after the date that these financials statements have been issued.  The Company’s plans that are intended to mitigate these conditions consist of accessing additional equity capital as provided for through the acquisition of the Company by EMCORE Corporation on June 7, 2019, continuing to increase revenues, and if necessary, reducing operating expenses. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2.                                  Summary of Significant Accounting Policies

Use of Estimates: The preparation of financial statements in conformity with U.S. GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, as of the date of the financial statements, and the reported amounts of revenue and expenses during the reported period. The accounting estimates that require our most significant, difficult, and/or subjective judgments include:

•                  the valuation of inventory;

•                  the allowance for doubtful accounts; and

•                  the valuation allowance for deferred tax assets and liabilities, and

•                  loss making contract accrual.

We develop estimates based on historical experience and on various assumptions about the future that are believed to be reasonable based on the best information available to us. Our reported financial position or results of operations may be materially different under changed conditions or when using different estimates and assumptions, particularly with respect to significant accounting policies. In the event that estimates or assumptions prove to differ from actual results, adjustments are made in subsequent periods to reflect more current information.

Concentration of Credit Risk: Financial instruments that may subject us to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. When necessary, we perform credit evaluations on our customers’ financial condition and occasionally we request deposits in advance of shipping product to our customers. These financial evaluations require significant judgment and are based on a variety of factors including, but not limited to, current economic trends, historical payment patterns, bad debt write-off experience, and financial review of the particular customer. During the year ended December 31, 2018, revenue from four customers represented approximately 22%, 14%, 14% and 8% of our revenue and 12%, 11%, 11% and 23% of the gross accounts receivable balance as of December 31, 2018.

Cash and Cash Equivalents: Cash and cash equivalents consists primarily of bank deposits.

Accounts Receivable: We regularly evaluate the collectability of our accounts receivable and maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to meet their financial obligations to us. The allowance is based on the age of receivables and a specific identification of receivables considered at risk of collection. We classify charges associated with the allowance for doubtful accounts as selling, general, and administrative expense.

Inventory: Inventory is stated at the lower of cost or net realizable value (first-in, first-out). Inventory that is expected to be used within the next 12 months is classified as current inventory. We write-down inventory once it has been determined that conditions exist that may not allow the inventory to be sold for its intended purpose or the inventory is determined to be excess or obsolete based on assumptions about future demand and market conditions. The charge related to inventory write-downs is recorded as a cost of revenue. We evaluate inventory levels annually against historical usage on a significant part-by-part basis, in addition to determining its overall inventory risk. We have incurred, and may in the future incur charges to write-down our inventory. See Note 5 - Inventory in the notes to the financial statements for additional information related to our inventory.

Property, Plant, and Equipment: Our property, plant, and equipment are recorded at cost. Plant and equipment are depreciated on a straight-line basis over the following estimated useful lives of the assets:

Description	Estimated Useful Life
Building	20 years
Building improvements	10 years
Equipment	5 to 10 years
Furniture and fixtures	3 to 8 years
Computer hardware and software	3 to 8 years

Expenditures for repairs and maintenance are charged to expense as incurred. The costs for major renewals and improvements are capitalized and depreciated over their estimated useful lives of the related asset. The cost and related accumulated depreciation of the assets are removed from the accounts upon disposition and any resulting gain or loss is reflected in the statement of operations.

Valuation of Long-lived Assets: Long-lived assets consist primarily of property, plant, and equipment, net. Since our long-lived assets are subject to amortization, we review these assets for impairment in accordance with the provisions of Accounting Standards Codification (“ASC”) 360, Property, Plant, and Equipment. We review long-lived assets for impairment whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. Our impairment testing of long-lived assets consists of determining whether the carrying amount of the long-lived asset (asset group) is recoverable, in other words, whether the sum of the future undiscounted cash flows expected to result from the use and eventual disposition of the asset (asset group) exceeds its carrying amount. The determination of the existence of impairment involves judgments that are subjective in nature and may require the use of estimates in forecasting future results and cash flows related to an asset or group of assets. In making this determination, we use certain assumptions, including estimates of future cash flows expected to be generated by these assets, which are based on additional assumptions such as asset utilization, the length of service that assets will be used in our operations, and estimated salvage values.

Revenue Recognition: Revenue is recognized upon shipment or delivery of services, provided persuasive evidence of a contract exists, the price is fixed, the product meets our customer’s specifications, title and ownership have transferred to the customer, and there is reasonable assurance of collection of the sales proceeds. The majority of our products have shipping terms that are free on board or free carrier alongside (“FCA”) shipping point, which means that we fulfill our delivery obligation when the goods are handed over to the freight carrier at our shipping dock. This means the customer bears all costs and risks of loss or damage to the goods from that point. We account for shipping and related transportation costs by recording the charges that are invoiced to customers as revenue, with the corresponding cost recorded as cost of revenue. Any warranty cost and remaining obligations that are inconsequential or perfunctory are accrued when the corresponding revenue is recognized.

Product Warranty Reserves: We provide our customers with limited rights of return for non-conforming shipments and warranty claims for certain products. Pursuant to ASC 450, Contingencies, we make estimates of product warranty expense using historical experience rates as a percentage of revenue and accrue estimated warranty expense as a cost of revenue. We estimate the costs of our warranty obligations based on historical experience of known product failure rates and anticipated rates of warranty claims, use of materials to repair or replace defective products, and service delivery costs incurred in correcting product issues. In addition, from time to time, specific warranty accruals may be made if unforeseen technical problems arise. Should our actual experience relative to these factors differ from our estimates, we may be required to record additional warranty reserves. Alternatively, if we provide more reserves than needed, we may reverse a portion of such provisions in future periods.

Research and Development: Research and development costs are charged as an expense when incurred.

Income Taxes: In accordance with ASC 740, Income Taxes, deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts. We record valuation allowances against all deferred tax assets for amounts which are not considered more likely to be realized.

NOTE 3.                                  Recent Accounting Pronouncements and U.S. Tax Reform

There have been no recent accounting pronouncements or changes in accounting pronouncements that are of significance, or of potential significance, to us other than those discussed below:

•                  In June 2016, the FASB issued ASU 2016-13 Financial Instruments - Credit Losses, Measurement of Credit Losses on Financial Instruments, which changes the way entities measure credit losses for most financial assets and certain other instruments that are not measured at fair value through net earnings.  The new standard is effective for annual periods beginning after December 15, 2019, including interim periods within those annual periods.  The new standard will be effective for our fiscal year beginning January 1, 2020 and early adoption is permitted.  We are evaluating the impact the adoption of the new standard will have on our financial statements and related disclosures.

•                  In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 introduces a lessee model that requires recognition of assets and liabilities arising from qualified leases on the balance sheets and disclosure of qualitative and quantitative information about lease transactions. This guidance is effective for fiscal years beginning after December 15, 2018 and interim periods within those years. We are in the process of implementing changes to our systems and processes in conjunction with our review of lease agreements. Topic 842 will be effective for our annual reporting period beginning January 1, 2020 and expect to elect certain available transitional practical expedients. Early adoption is permitted.

As currently issued, entities are required to use a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. There are additional optional practical expedients that an entity may elect to apply. The Company is continuing to evaluate the effect of this update on its financial statements and related disclosures.

•                  In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers which will supersede most current U.S. GAAP guidance on this topic. In April 2016, the FASB issued ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing to clarify two aspects of the guidance within ASU No. 2014-09 on identifying performance obligations and the licensing implementation guidance. Under the new standards, recognition of revenue occurs when the seller satisfies a performance obligation by transferring to the customer promised goods or services in an amount that reflects the consideration the entity expects to receive for those goods or services. The new standard, as amended through December 2016, will be effective for our fiscal year beginning January 1, 2019. The standard permits the use of either the full retrospective or modified retrospective method. We are evaluating the input the adoption of the new standard will have on our financial statements and related disclosures.

U.S. Tax Reform

•                  On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act significantly revises the future ongoing U.S. corporate income tax by, among other things, lowering U. S. corporate income tax rates and implementing a territorial tax system. As the Company has a December 31 fiscal year-end, the lower corporate income tax rate was effective January 1, 2018, resulting in a U.S. statutory federal rate of approximately 21% for our year ending December 31, 2018. In addition, the Tax Act eliminates the domestic manufacturing deduction and moves to a territorial system, which also eliminates the ability to credit certain foreign taxes that existed prior to enactment of the Tax Act. For the year ended December 31, 2018, the elimination of the manufacturing deduction and credit for certain foreign taxes paid did not result in a significant impact on our financial statements.

The Securities and Exchange Commission issued rules that allow for a measurement period of up to one year after the enactment date of the Tax Act to finalize the recording of the related tax impacts. See also Note 8 - Income and other Taxes.

NOTE 4.                                  Accounts Receivable

The components of accounts receivable consisted of the following:

(in thousands)	As of December 31, 2018
Accounts receivable, gross	$5,050
Allowance for doubtful accounts	(273)
Accounts receivable, net	$4,777

The allowance for doubtful accounts is based on the age of receivables and a specific identification of receivables considered at risk of collection.

The following table summarizes changes in the allowance for doubtful accounts for the fiscal year ended December 31, 2018.

Allowance for Doubtful Accounts (in thousands)	Year Ended December 31, 2018
Balance at beginning of period	$209
Provision adjustment - expense, net of recoveries	64
Balance at end of period	$273

During the year ended December 31, 2018, we recorded a $0.1 million reserve on accounts receivable related to specific customers account balances for which management had uncertainty with respect to its respective total collectability.

NOTE 5.                                  Inventory

The components of inventory consisted of the following:

(in thousands)	As of December 31, 2018
Raw materials	$4,971
Finished goods	3,405
Inventory balance at end of period	$8,376

NOTE 6.                                  Property, Plant, and Equipment, net

The components of property, plant, and equipment, net consisted of the following:

(in thousands)	As of December 31, 2018
Equipment	$29,313
Furniture and fixtures	325
Computer hardware and software	971
Land, building and building improvements	7,021
Construction in progress	194
Property, plant, and equipment, gross	$37,824
Accumulated depreciation	(30,844)
Property, plant, and equipment, net	$6,980

Depreciation expense totaled $1.0 million the year ended December 31, 2018.

Impairment testing

As of December 31, 2018, we determined no impairment triggers were present, and therefore, an impairment test was not performed.

NOTE 7.                                  Accrued Expenses and Other Current Liabilities

The components of accrued expenses and other current liabilities consisted of the following:

(in thousands)	As of December 31, 2018
Compensation	$1,301
Management fees	1,216
Provision for estimated losses	487
Customer deposits	150
Income and other taxes	15
Other	360
Accrued expenses and other current liabilities	$3,529

Compensation: Compensation is primarily comprised of accrued employee salaries, taxes and benefits.

Management fees: Management fees is comprised of amounts owed to a parent company for services provided during the year ended December 31, 2018.

Provision for estimated losses: In accordance with ASC 605-35, provision for anticipated losses requires recognition of the entire loss on a contract in the period when the loss first becomes evident.

NOTE 8.                                  Income and Other Taxes

For the year ended December 31, 2018, the Company recorded no income tax expense. For the year ended December 31, 2018, the effective tax rate was 0.0% due to a valuation allowance on all deferred tax assets net of deferred tax  liabilities.

The Company accounts for income taxes under ASC 740. Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The following table provides a reconciliation between income taxes computed at the federal statutory rate and the provision for income taxes (in thousands):

Provision for Income Taxes (in thousands)	Year Ended December 31, 2018
Income tax benefit computed at U.S. federal statutory rate	$(825)
State tax expense benefit, net of U.S. federal effect	(274)

Change in valuation allowance	1,099
Income tax expense	$—
Effective tax rate	0.0%

Significant components of our deferred tax assets are as follows:

Deferred Tax Assets (in thousands)	As of December 31, 2018
Deferred tax assets:
Net operating loss carryforwards	$1,758
Section 263 (unicap)	320
Inventory reserves	85
Accounts receivable reserves	76
Accrued warranty reserve	22
Deferred compensation	244
Other	127
Total deferred tax assets	2,632
Valuation allowance	(1,066)
Deferred tax liability:
Property, plant and equipment	(1,566)
Net deferred tax assets	$—

Management assesses the available positive and negative evidence to estimate if sufficient future taxable income will be generated to use the existing deferred tax assets. Based on the weight of all evidence, including a history of operating losses, management has determined that it is more likely than not that the net deferred tax assets will not be realized. A valuation allowance of $1.1 million as of December 31, 2018, has been established to offset the deferred tax assets as realization of such assets is uncertain.

As of December 31, 2018, the Company had net operating loss carryforwards for U.S. federal income tax purposes of approximately $7.3 million. As of December 31, 2018, the Company had state net operating loss carryforwards of approximately $4.5 million.  The federal and state loss carryforwards begin to expire in 2037, unless previously utilized. Federal net operating losses generated in 2018 can be carried forward indefinitely under the Tax Cuts and Jobs Act.

Future utilization of the Company’s net operating loss carryforwards to offset future taxable income may be subject to an annual limitation, pursuant to Internal Revenue Code (IRC) Section 382, as a result of ownership changes that may have occurred or that could occur in the future. An ownership change occurs when a cumulative change in ownership of more than 50% occurs within a three-year period. The Company has not completed an IRC Section 382 analysis regarding the limitation of net operating loss carryforwards.

The Company assesses the likelihood that uncertain tax positions will be accepted by the applicable taxing authority based on the technical merits of the position. Tax positions meeting the more-likely-than-not recognition threshold are measured and recognized in the financial statements at the largest amount of benefit that has a greater than 50% likelihood of being realized upon measurement of a tax position taken in a prior annual period, including interest and penalties, and are recognized during the period in which the change occurs.

The Company has not identified any uncertain tax positions as of December 31, 2018. The Company’s policy is to recognize interest and penalties associated with income taxes as a component of the income tax provision in the statements of operations. The Company did not record any interest and penalties related to income taxes in the statements of operations during the year ended December 31, 2018.

The Company files income tax returns in the U.S. federal, state, and local jurisdictions. Due to cumulative net operating losses generated in these  jurisdictions, all of the tax years are subject to audit by federal, state and local tax authorities. The Company believes all of the tax positions are sustainable upon audit and have not accrued any uncertain tax reserve in any jurisdictions.

The Tax Cuts and Jobs Act was enacted on December 22, 2017. The Act reduces the US federal corporate tax rate from 35% to 21%, requires companies to pay a one-time transition tax on earnings of certain foreign subsidiaries that were previously tax deferred, and creates new taxes on certain foreign sourced earnings. At December 31, 2017, the Company made a reasonable estimate of the effects on their existing deferred tax balances. As of December 31, 2018, the Company has completed its assessment of the impact of the Tax Cuts and Jobs Act with no additional impact recorded in the current year.

NOTE 9.                                  Employee Benefit Plans

401(k) Plan

We have a savings plan that qualifies as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code. Under this savings plan, participating employees may defer a portion of their pretax earnings, up to the Internal Revenue Service annual contribution limit. All employer contributions are made in cash.  Our matching contribution in cash for the year ended December 31, 2018 was approximately $0.5 million.

NOTE 10.                           Geographical Information

Revenue:  The following tables set forth revenue by geographic region with revenue assigned to geographic regions based on our customers’ billing address.

(in thousands)	For the year ended December 31, 2018
United States	$25,055
International	1,992
Total revenue	$27,047

No individual countries outside the United States represented 10% or more of total revenues.

Substantially all of the Company’s property and equipment is located in the United States.

NOTE 11.                                       Related Party Transactions

During the year ended December 31, 2018, the Company incurred expenses from our parent company and other related entities totaling $2.9 million. Of this total, $1.3 million was incurred from our parent company, Carros Sensors Topco Limited and Subsidiaries, for reimbursement of corporate overhead charges and consulting fees incurred and $0.1 million for reimbursement of insurance costs incurred. Another $1.5 million was paid to an affiliate of our parent company, Schneider Electric, for the allocation of employee benefits incurred on behalf of the Company. As of December 31, 2018, of the $2.9 million in expenses incurred during the year 2018, $0.1 million and $1.3 million was unpaid and is recorded in accounts payable and accrued expenses, respectively.

NOTE 12.                                       Subsequent Events

In February 2019, the Company was purchased by a private equity group, The Resilience Fund IV., L.P., a Delaware limited partnership and The Resilience Fund IV-A, L.P., a Delaware limited partnership.

On June 7, 2019, EMCORE Corporation (“EMCORE”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with The Resilience Fund IV, L.P., a Delaware limited partnership and The Resilience Fund IV-A, L.P., a Delaware limited partnership (collectively, the “Seller”), Aerospace Newco Holdings, Inc., a Delaware corporation (“Holdings”) and Ember Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of EMCORE (“Parent Sub”), pursuant to which Parent Sub purchased 100% of the outstanding equity securities of Holdings (the “Transaction”). Holdings is the sole stockholder of Systron Donner Inertial, Inc. EMCORE purchased Holdings for aggregate consideration of $25.8 million, of which $22.8 million was in cash and $3.0 million was in the issuance of shares of EMCORE common stock.